Exhibit 99.1

Cash America Announces Third Quarter Net Income and Dividend Declared

FORT WORTH, Texas--(BUSINESS WIRE)--October 25, 2012--Cash America International, Inc. (NYSE: CSH) announced today that net income attributable to the Company for the third quarter of 2012 was $11,703,000 (37 cents per share), compared to the third quarter of 2011 net income of $34,777,000 ($1.08 per share). The third quarter results included unusual items which reduced net income and earnings per share by $20.4 million and 65 cents per share, respectively. Excluding the impact of these unusual expenses, third quarter adjusted earnings, a non-GAAP measure, would have been $32.1 million ($1.02 per share), which is at the high end of management’s publicly released earnings per share guidance of between 95 cents per share and $1.05 per share as reported in the Company’s press release dated July 26, 2012 and above analysts’ consensus estimates of 95 cents per share as reported by Thomson Reuters. The unusual items included $18.5 million (59 cents per share) in after tax costs associated with the Company’s previously announced reorganization of its Mexico-based pawn operations that operate under the name Prenda Fácil and $1.9 million (6 cents per share) after taxes related to the write off of deferred costs and transition expenses associated with the announced withdrawal of the proposed initial public offering of Enova International, Inc. in late July of 2012.

Consolidated total revenue increased 10% during the third quarter of 2012 to $439.7 million, up from $398.3 million during the same period in 2011. Contributing to the increase in total revenue was an increase in consumer loan fees from the Company’s E-Commerce segment. Revenue from online consumer loan fees rose 33% during the third quarter of 2012, to $173.6 million, due to higher demand in the United States and continued growth in foreign markets during the quarter.

For the nine-month period ended September 30, 2012, the Company reported net income of $82,990,000 ($2.62 per share) compared to $98,136,000 ($3.07 per share) for the same period in 2011. When adding back the unusual items discussed above, adjusted earnings, a non-GAAP measure, would have been $103.4 million and adjusted earnings per share, a non-GAAP measure, would have been $3.27 per share for the nine-month period ended September 30, 2012, up 7% for the period. Total revenue increased 18% to $1.3 billion for the nine-month period ended September 30, 2012, up from $1.1 billion for the same period in 2011.

Commenting on the results for the third quarter, Daniel R. Feehan, President and Chief Executive Officer said, “We entered the third quarter keenly aware of the challenging environment but determined to make advances on a variety of important initiatives to position the Company for next year. We recently announced that the Company has entered into agreements to add 34 pawn lending locations in the United States through two independent transactions, one of which was substantially completed during the quarter, and we began implementing a new strategy for our Mexico-based pawn lending locations to focus on full-format pawn locations and place more emphasis on lending activities secured by general merchandise. We believe these developments plus the continued growth of our E-Commerce segment will set the stage for fiscal 2013.”

Cash America will host a conference call to discuss the third quarter results on Thursday, October 25, at 7:00 AM CDT. A live webcast of the call will be available on the Investor Relations section of the Company’s corporate website (http://www.cashamerica.com). To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. A replay will be available on the Company’s website following the call.

Additionally, the Company announced that the Board of Directors, at its regularly scheduled quarterly meeting, declared a $0.035 (3.5 cents) per share cash dividend on common stock outstanding. The dividend will be paid at the close of business on November 21, 2012 to shareholders of record on November 7, 2012.

Outlook for the Fourth Quarter of 2012 and 2013 Fiscal Year

Management believes that the opportunities for growth in revenue and earnings will be largely associated with customer demand for the credit products provided by the Company, which take the form of pawn loans and consumer loans and the disposition of unredeemed collateral by way of consumer spending on retail sales and the commercial sale of refined gold and diamonds. The fourth quarter, during the seasonally important holiday selling season, represents an important period of retail sales for the Company, and results will be affected by consumer sentiments during the period. There are various other elements that could affect the growth in revenue, such as the regulatory governance of consumer loan products and the development and growth of new and foreign markets for the Company’s e-commerce distribution platform for consumer lending products, as well as developments related to the reorganization of the Company’s Mexico-based pawn operations. As the Company enters the fourth quarter of 2012, management anticipates that demand for the Company’s consumer loan products will continue on a similar pace to the one it has experienced during the first nine months of 2012 with a continued heavier weighting to the international portfolio. Demand for the Company’s pawn lending products has proven more challenging in the second and third quarters of 2012, and management expects growth in the Company’s pawn lending business, but remains conservative in its expectations for the balance of 2012.

Based on management’s views and on the preceding factors, management expects the fourth quarter 2012 net income per share to be between $1.15 and $1.25 per share compared to $1.18 per share in the fourth quarter of 2011, which does not include costs and other charges expected to be incurred in the fourth quarter associated with the Company’s previously announced reorganization of its Mexico-based pawn operations (estimated to be between 19 cents and 32 cents per share). Based on the Company’s growth through the first nine months of 2012, which produced earnings per share of $2.62 ($3.27 per share on a non-GAAP adjusted basis, adding back the unusual items discussed above of 65 cents per share in the third quarter), and factors noted above, management expects its fiscal year 2012 earnings per share to be in a range of between $3.77 and $3.87 per share ($4.42 and $4.52 per share on a non-GAAP adjusted basis, adjusted for the third quarter unusual items but excluding the unusual items expected to be incurred in the fourth quarter, as noted above), compared to $4.25 per share in fiscal 2011.

In addition, management is initiating its expectations for fiscal year 2013. Based on its current views of the coming year, management establishes its initial anticipated range of earnings per share of between $4.75 to $5.15 for fiscal 2013.

About the Company

As of September 30, 2012, Cash America International, Inc. operated 1,074 total locations offering specialty financial services to consumers, which included the following:

  815 lending locations (including one unconsolidated franchised location) in 23 states in the United States under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” and “Cashland;”
  160 pawn lending locations in central and southern Mexico under the name “Prenda Fácil;”
  99 check cashing centers (including 93 unconsolidated franchised and six Company-owned check cashing centers) operating in 15 states in the United States under the name “Mr. Payroll.”

Additionally, as of September 30, 2012, the Company offered consumer loans over the Internet to customers:

  in 32 states in the United States at http://www.cashnetusa.com and http://www.netcredit.com;
  in the United Kingdom at http://www.quickquid.co.uk and http://www.poundstopocket.co.uk;
  in Australia at http://www.dollarsdirect.com.au; and
  in Canada at http://www.dollarsdirect.ca.

For additional information regarding the Company and the services it provides, visit the Company’s websites located at:

http://www.cashamerica.com	http://www.poundstopocket.co.uk
http://www.enova.com	http://www.dollarsdirect.com.au
http://www.cashnetusa.com	http://www.dollarsdirect.ca
http://www.netcredit.com	http://www.goldpromise.com
http://www.cashlandloans.com	http://www.mrpayroll.com
http://www.quickquid.co.uk	http://www.primaryinnovations.net

A reconciliation of adjusted earnings and adjusted earnings per share, which are non-GAAP measures, for the three- and nine-month periods ended September 30, 2012 discussed above is included in the attachments to this press release.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition and prospects of the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation: changes in domestic and foreign pawn, consumer credit, tax and other laws and governmental rules and regulations applicable to the Company's business or changes in the interpretation or enforcement thereof; the anticipated regulation of consumer financial products and services by the Consumer Financial Protection Bureau; acceptance by consumers, legislators or regulators of the negative characterization by the media and consumer activists with respect to certain of the Company’s loan products; the reorganization of the Company’s Mexico-based pawn operations; the deterioration of the political, regulatory or economic environment in foreign countries where the Company operates or in the future may operate; the actions of third parties who provide, acquire or offer products and services to, from or for the Company; changes in demand for the Company's services and the continued acceptance of the online distribution channel by the Company’s online loan customers; fluctuations in the price of gold or a deterioration in economic conditions; changes in competition; the ability of the Company to open new locations in accordance with its plans or to successfully integrate newly acquired businesses into the Company’s operations; interest rate and foreign currency exchange rate fluctuations; the effect of any current or future litigation proceedings or any judicial decisions or rule-making that affect the Company’s arbitration agreements; changes in the capital markets; changes in the Company’s ability to satisfy its debt obligations or to refinance existing debt obligations or obtain new capital to finance growth; a prolonged interruption in the Company’s operations of its facilities, systems and business functions, including its information technology and other business systems; security breaches, cyber attacks or fraudulent activity; the implementation of new, or changes in the interpretation of existing, accounting principles or financial reporting requirements; acts of God, war or terrorism, pandemics and other events; the effect of any of such changes on the Company’s business or the markets in which it operates; and other risks and uncertainties indicated in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
HIGHLIGHTS OF CONSOLIDATED RESULTS OF OPERATIONS
(dollars in thousands, except per share data)
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Consolidated Operations:
Total revenue	$439,694	$398,304	$1,308,826	$1,109,107
Net revenue	248,477	235,454	738,869	661,430
Total expenses	208,289	172,289	572,442	485,213

Income from Operations	$40,188	$63,165	$166,427	$176,217

Income before income taxes	33,046	55,503	145,160	156,838

Net Income	$7,930	$34,529	$77,673	$97,561

Net loss attributable to the noncontrolling interest	3,773	248	5,317	575

Net Income Attributable to Cash America International, Inc.	$11,703	$34,777	$82,990	$98,136

Earnings per share:
Net Income attributable to Cash America International, Inc. common shareholders:
Basic	$0.40	$1.18	$2.80	$3.31
Diluted	$0.37	$1.08	$2.62	$3.07

Weighted average common shares outstanding:
Basic	29,536	29,535	29,599	29,626
Diluted	31,375	32,248	31,643	31,969

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(Unaudited)
	September 30,		December 31,
	2012	2011	2011

Assets
Current assets:
Cash and cash equivalents	$78,663	$54,364	$62,542
Pawn loans	254,077	244,441	253,519
Consumer loans, net	256,825	191,642	222,778
Merchandise held for disposition, net	171,285	166,365	161,884
Pawn loan fees and service charges receivable	48,771	45,066	48,003
Income taxes receivable	684	-	-
Prepaid expenses and other assets	36,912	32,095	31,301
Deferred tax assets	39,826	29,070	35,065
Total current assets	887,043	763,043	815,092
Property and equipment, net	258,214	236,325	246,429
Goodwill	599,337	538,169	562,721
Intangible assets, net	34,877	26,668	34,771
Other assets	12,936	13,948	15,236
Total assets	$1,792,407	$1,578,153	$1,674,249

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$109,986	$95,574	$113,113
Customer deposits	12,944	10,588	9,935
Income taxes currently payable	-	10,520	12,880
Current portion of long-term debt	44,205	21,856	34,273
Total current liabilities	167,135	138,538	170,201
Deferred tax liabilities	102,048	88,980	89,712
Noncurrent income tax payable	2,697	2,343	2,315
Other liabilities	1,007	1,522	1,413
Long-term debt	545,258	470,124	503,018
Total liabilities	$818,145	$701,507	$766,659

Equity:
Cash America International, Inc. equity:
Common stock, $0.10 par value per share, 80,000,000 shares
authorized, 30,235,164 shares issued and outstanding	3,024	3,024	3,024
Additional paid-in capital	157,874	167,193	167,683
Retained earnings	855,972	739,256	776,060
Accumulated other comprehensive income (loss)	4,366	(2,352)	(6,896)
Treasury shares, at cost (1,214,646 shares, 982,735 shares and
1,011,356 shares at September 30, 2012 and 2011,
and at December 31, 2011, respectively)	(46,175)	(35,752)	(37,419)
Total Cash America International, Inc. shareholders' equity	975,061	871,369	902,452
Noncontrolling interest	(799)	5,277	5,138
Total equity	974,262	876,646	907,590
Total liabilities and equity	$1,792,407	$1,578,153	$1,674,249

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Revenue
Pawn loan fees and service charges	$76,500	$74,399	$221,450	$206,134
Proceeds from disposition of merchandise	153,493	157,886	517,832	473,688
Consumer loan fees	205,094	162,981	558,656	418,522
Other	4,607	3,038	10,888	10,763
Total Revenue	439,694	398,304	1,308,826	1,109,107
Cost of Revenue
Disposed merchandise	106,918	102,274	350,878	302,472
Consumer loan loss provision	84,299	60,576	219,079	145,205
Total Cost of Revenue	191,217	162,850	569,957	447,677

Net Revenue	248,477	235,454	738,869	661,430
Expenses
Operations and administration	181,215	157,439	515,560	445,613
Depreciation and amortization	27,074	14,850	56,882	39,600
Total Expenses	208,289	172,289	572,442	485,213
Income from Operations	40,188	63,165	166,427	176,217
Interest expense	(7,196)	(6,865)	(21,065)	(18,307)
Interest income	22	14	79	56
Foreign currency transaction gain (loss)	93	(777)	(72)	(1,058)
Equity in loss of unconsolidated subsidiary	(61)	(34)	(209)	(70)
Income before Income Taxes	33,046	55,503	145,160	156,838
Provision for income taxes	25,116	20,974	67,487	59,277
Net Income	7,930	34,529	77,673	97,561
Net loss attributable to the noncontrolling interest	3,773	248	5,317	575
Net Income Attributable to Cash America International, Inc.	$11,703	$34,777	$82,990	$98,136
Earnings Per Share:
Net Income attributable to Cash America International, Inc. common shareholders:
Basic	$0.40	$1.18	$2.80	$3.31
Diluted	$0.37	$1.08	$2.62	$3.07
Weighted average common shares outstanding:
Basic	29,536	29,535	29,599	29,626
Diluted	31,375	32,248	31,643	31,969
Dividends declared per common share	$0.035	$0.035	$0.105	$0.105

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES PAWN LENDING ACTIVITIES – FINANCIAL AND OPERATING DATA (dollars in thousands, except where otherwise noted)

The following tables outline certain data related to the Company’s pawn loan activities as of and for the three and nine months ended September 30, 2012 and 2011 (dollars in thousands).

	2012			2011
	Domestic	Foreign	Total	Domestic	Foreign	Total
As of September 30,
Ending pawn loan balances	$241,261	$12,816	$254,077	$225,921	$18,520	$244,441
Ending merchandise balance, net	$160,075	$11,210	$171,285	$156,806	$9,559	$166,365

Three Months Ended September 30,

Pawn loan fees and service charges	$73,209	$3,291	$76,500	$69,025	$5,374	$74,399
Average pawn loan balance outstanding	$232,027	$11,870	$243,897	$218,607	$20,619	$239,226
Amount of pawn loans written and renewed	$238,191	$17,655	$255,846	$240,062	$34,084	$274,146
Annualized yield on pawn loans	125.5%	110.3%	124.8%	125.3%	103.4%	123.4%
Average amount per pawn loan (in ones)	$131	$84	$122	$130	$100	$125
Gross profit margin on disposition of merchandise	31.7%	14.5%	30.3%	36.6%	20.3%	35.2%
Merchandise turnover	2.6	3.7	2.7	2.6	4.6	2.7

	2012			2011
Nine Months Ended September 30,	Domestic	Foreign	Total	Domestic	Foreign	Total
Pawn loan fees and service charges	$210,807	$10,643	$221,450	$190,409	$15,725	$206,134
Average pawn loan balance outstanding	$220,494	$13,843	$234,337	$197,316	$20,875	$218,191
Amount of pawn loans written and renewed	$675,000	$51,478	$726,478	$641,260	$80,483	$721,743
Annualized yield on pawn loans	127.7%	102.7%	126.2%	129.0%	100.7%	126.3%
Average amount per pawn loan (in ones)	$130	$89	$122	$125	$104	$122
Gross profit margin on disposition of merchandise	33.8%	11.5%	32.2%	37.9%	16.2%	36.1%
Merchandise turnover	3.0	3.8	3.0	2.8	5.3	3.0

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
MERCHANDISE DISPOSITION, GROSS PROFIT AND OPERATING DATA
(dollars in thousands)

Profit from the disposition of merchandise represents the proceeds received from the disposition of merchandise in excess of the cost of disposed merchandise, which is the Company’s cost basis in the loan or the amount paid for purchased merchandise. Retail sales include the sale of jewelry and general merchandise direct to consumers through the Company’s domestic and foreign retail services locations or over the Internet. Commercial sales include the sale of refined gold, platinum, silver, and diamonds to brokers or manufacturers. The following tables summarize the proceeds from the disposition of merchandise and the related profit for the three and nine months ended September 30, 2012 and 2011 (dollars in thousands).

	Three Months Ended September 30,
	2012			2011
	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$81,947	$71,546	$153,493	$79,040	$78,846	$157,886
Gross profit on disposition	$30,023	$16,552	$46,575	$30,782	$24,830	$55,612
Gross profit margin	36.6%	23.1%	30.3%	38.9%	31.5%	35.2%
Percentage of total gross profit	64.5%	35.5%	100.0%	55.4%	44.6%	100.0%
	Nine Months Ended September 30,
	2012			2011
	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$277,602	$240,230	$517,832	$253,272	$220,416	$473,688
Gross profit on disposition	$103,470	$63,484	$166,954	$99,908	$71,308	$171,216
Gross profit margin	37.3%	26.4%	32.2%	39.4%	32.4%	36.1%
Percentage of total gross profit	62.0%	38.0%	100.0%	58.4%	41.6%	100.0%

The table below summarizes the age of merchandise held for disposition before valuation allowance of $0.7 million at September 30, 2012 and 2011 (dollars in thousands).

	As of September 30,
	2012		2011
	Amount	%	Amount	%
Jewelry - held for one year or less	$101,464	59.0	$104,004	62.2
Other merchandise - held for one year or less	62,268	36.2	57,625	34.5
Total merchandise held for one year or less	163,732	95.2	161,629	96.7
Jewelry - held for more than one year	2,827	1.6	2,091	1.3
Other merchandise - held for more than one year	5,437	3.2	3,345	2.0
Total merchandise held for more than one year	8,264	4.8	5,436	3.3
Total merchandise held for disposition	$171,996	100.0	$167,065	100.0

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSUMER LOAN FINANCIAL AND OPERATING DATA
(dollars in thousands, except where otherwise noted)

The following tables set forth consumer loan fees by segment, adjusted for the deduction of the loan loss provision for the three and nine months ended September 30, 2012 and 2011 (dollars in thousands).

	Three Months Ended September 30,
	2012			2011
	Retail Services	E-Commerce	Total	Retail Services	E-Commerce	Total
Interest and fees on short-term loans	$28,364	$137,570	$165,934	$29,741	$117,084	$146,825
Interest and fees on installment loans	3,081	36,079	39,160	2,936	13,220	16,156
Consumer loan fees	$31,445	$173,649	$205,094	$32,677	$130,304	$162,981
Consumer loan loss provision	8,061	76,238	84,299	7,513	53,063	60,576
Consumer loan fees, net of loss provision	$23,384	$97,411	$120,795	$25,164	$77,241	$102,405

Year-over-year change - $	$(1,780)	$20,170	$18,390	$880	$17,792	$18,672
Year-over-year change - %	(7.1)%	26.1%	18.0%	3.6%	29.9%	22.3%
Consumer loan loss provision as a % of consumer loan fees	25.6%	43.9%	41.1%	23.0%	40.7%	37.2%

	Nine Months Ended September 30,
	2012			2011
	Retail Services	E-Commerce	Total	Retail Services	E-Commerce	Total
Interest and fees on short-term loans	$81,169	$385,268	$466,437	$79,503	$304,153	$383,656
Interest and fees on installment loans	8,227	83,992	92,219	6,329	28,537	34,866
Consumer loan fees	$89,396	$469,260	$558,656	$85,832	$332,690	$418,522
Consumer loan loss provision	19,130	199,949	219,079	15,452	129,753	145,205
Consumer loan fees, net of loss provision	$70,266	$269,311	$339,577	$70,380	$202,937	$273,317

Year-over-year change - $	$(114)	$66,374	$66,260	$(225)	$44,329	$44,104
Year-over-year change - %	(0.2)%	32.7%	24.2%	(0.3)%	27.9%	19.2%
Consumer loan loss provision as a % of consumer loan fees	21.4%	42.6%	39.2%	18.0%	39.0%	34.7%

In addition to providing consumer loans owned by the Company and consumer loans guaranteed by the Company, which are either generally accepted accounting principles (“GAAP”) items or disclosures required by GAAP, the Company has provided combined consumer loans, which is a non-GAAP measure. In addition, the Company has provided disclosure regarding consumer loans written, which is statistical data that is not included in the Company’s financial statements. The Company also provides allowances and liabilities for losses on consumer loans on a combined basis, which are GAAP measures.

Management believes these measures provide investors with important information needed to evaluate the magnitude of potential loan losses and the opportunity for revenue performance of the consumer loan portfolio on an aggregate basis. The comparison of the aggregate amounts from period to period is more meaningful than comparing only the residual amount on the Company’s balance sheet since both revenue and the loss provision for loans are impacted by the aggregate amount of loans owned by the Company and those guaranteed by the Company as reflected in its financial statements.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSUMER LOAN FINANCIAL AND OPERATING DATA
(dollars in thousands, except where otherwise noted)

The following tables summarize selected data related to the Company’s consumer loan activities as of September 30, 2012 and 2011 and for the three and nine months ended September 30, 2012 and 2011.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Combined consumer loan loss provision as a % of combined consumer loans written and renewed(a)	9.5%	7.4%	8.8%	6.7%
Charge-offs (net of recoveries) as a % of combined consumer loans written and renewed(a)	8.5%	6.1%	8.2%	6.3%
Combined consumer loan loss provision as a % of consumer loan fees	41.1%	37.2%	39.2%	34.7%

(a) The disclosure regarding the amount and number of consumer loans written and renewed is statistical data that is not included in the Company’s financial statements.

	As of September 30,
	2012			2011
	Company Owned(a)	Guaranteed by the Company(a)	Combined(b)	Company Owned(a)	Guaranteed by the Company(a)	Combined(b)
Ending consumer loan balances:
Retail Services
Short-term loans	$49,079	$6,904	$55,983	$48,891	$8,644	$57,535
Installment loans	9,899	6,707	16,606	8,484	6,218	14,702
Total Retail Services, gross	58,978	13,611	72,589	57,375	14,862	72,237
E-Commerce
Domestic
Short-term loans	75,435	37,952	113,387	51,829	33,514	85,343
Installment loans	38,986	-	38,986	19,856	-	19,856
Total Domestic, gross	114,421	37,952	152,373	71,685	33,514	105,199

Foreign
Short-term loans	96,561	3,708	100,269	86,987	2,842	89,829
Installment loans	66,111	-	66,111	22,930	-	22,930
Total Foreign, gross	162,672	3,708	166,380	109,917	2,842	112,759
Total E-Commerce, gross	277,093	41,660	318,753	181,602	36,356	217,958

Total ending loan balance, gross	336,071	55,271	391,342	238,977	51,218	290,195
Less: Allowance and liabilities for losses(a)	(79,246)	(3,437)	(82,683)	(47,335)	(2,487)	(49,822)
Total ending loan balance, net	$256,825	$51,834	$308,659	$191,642	$48,731	$240,373
Allowance and liability for losses as a % of combined consumer loan balances, gross(b)	23.6%	6.2%	21.1%	19.8%	4.9%	17.2%
(a)	GAAP measure. The consumer loan balances guaranteed by the Company represent loans originated by third-party lenders through the Company's credit services organization programs (the "CSO programs"), so these balances are not recorded in the Company’s financial statements. However, the Company has established a liability for estimated losses in support of its guarantee of these loans, which is reflected in the table above and included in its financial statements.
(b)	Except for allowance and liability for estimated losses, amounts represent non-GAAP measures.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSUMER LOAN FINANCIAL AND OPERATING DATA
(dollars in thousands, except where otherwise noted)

The following tables summarize consumer loans written or renewed for the three and nine months ended September 30, 2012 and 2011 (dollars in thousands).

	Three Months Ended September 30,
	2012			2011
	Company Owned(a)	Guaranteed by the Company(a)(b)	Combined(a)	Company Owned(a)	Guaranteed by the Company(a)(b)	Combined(a)
Amount of consumer loans written and renewed:
Retail Services
Short-term loans	$191,332	$36,343	$227,675	$196,771	$45,915	$242,686
Installment loans	2,026	4,457	6,483	1,601	5,126	6,727
Total Retail Services	193,358	40,800	234,158	198,372	51,041	249,413
E-Commerce
Domestic
Short-term loans	116,785	197,962	314,747	109,909	180,890	290,799
Installment loans	29,987	-	29,987	15,223	-	15,223
Total Domestic	146,772	197,962	344,734	125,132	180,890	306,022

Foreign
Short-term loans	251,787	17,676	269,463	231,310	15,410	246,720
Installment loans	35,380	-	35,380	15,844	-	15,844
Total Foreign	287,167	17,676	304,843	247,154	15,410	262,564
Total E-Commerce	433,939	215,638	649,577	372,286	196,300	568,586

Total amount of consumer loans written and renewed:	$627,297	$256,438	$883,735	$570,658	$247,341	$817,999

Number of consumer loans written and renewed:
Retail Services
Short-term loans	408,886	68,960	477,846	423,380	81,771	505,151
Installment loans	1,772	662	2,434	1,554	977	2,531
Total Retail Services	410,658	69,622	480,280	424,934	82,748	507,682
E-Commerce
Domestic
Short-term loans	388,650	271,250	659,900	342,634	258,705	601,339
Installment loans	31,444	-	31,444	11,799	-	11,799
Total Domestic	420,094	271,250	691,344	354,433	258,705	613,138

Foreign
Short-term loans	434,578	23,146	457,724	433,216	22,251	455,467
Installment loans	30,336	-	30,336	13,967	-	13,967
Total Foreign	464,914	23,146	488,060	447,183	22,251	469,434
Total E-Commerce	885,008	294,396	1,179,404	801,616	280,956	1,082,572

Total number of consumer loans written and renewed	1,295,666	364,018	1,659,684	1,226,550	363,704	1,590,254

(a) The disclosure regarding the amount and number of consumer loans written and renewed is statistical data that is not included in the Company’s financial statements.
(b) Loans guaranteed by the Company represent loans originated by third-party lenders through the CSO programs.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSUMER LOAN FINANCIAL AND OPERATING DATA
(dollars in thousands, except where otherwise noted)
		Nine Months Ended September 30,
		2012			2011
		Company Owned(a)	Guaranteed by the Company(a)(b)	Combined(a)	Company Owned(a)	Guaranteed by the Company(a)(b)	Combined(a)
	Amount of consumer loans written and renewed:
	Retail Services
	Short-term loans	$544,930	$109,005	$653,935	$534,182	$128,431	$662,613
	Installment loans	5,690	10,613	16,303	6,580	10,193	16,773
	Total Retail Services	550,620	119,618	670,238	540,762	138,624	679,386
	E-Commerce
	Domestic
	Short-term loans	330,986	541,364	872,350	315,472	491,424	806,896
	Installment loans	57,354	-	57,354	28,262	-	28,262
	Total Domestic	388,340	541,364	929,704	343,734	491,424	835,158

	Foreign
	Short-term loans	738,682	52,724	791,406	568,507	40,476	608,983
	Installment loans	91,790	-	91,790	36,797	-	36,797
	Total Foreign	830,472	52,724	883,196	605,304	40,476	645,780
	Total E-Commerce	1,218,812	594,088	1,812,900	949,038	531,900	1,480,938

	Total amount of consumer loans written and renewed:	$1,769,432	$713,706	$2,483,138	$1,489,800	$670,524	$2,160,324

	Number of consumer loans written and renewed:
	Retail Services
	Short-term loans	1,159,449	200,636	1,360,085	1,155,859	226,068	1,381,927
	Installment loans	5,252	1,506	6,758	5,101	2,039	7,140
	Total Retail Services	1,164,701	202,142	1,366,843	1,160,960	228,107	1,389,067
	E-Commerce
	Domestic
	Short-term loans	1,075,228	741,152	1,816,380	957,228	693,814	1,651,042
	Installment loans	57,255	-	57,255	24,630	-	24,630
	Total Domestic	1,132,483	741,152	1,873,635	981,858	693,814	1,675,672

	Foreign
	Short-term loans	1,359,841	69,645	1,429,486	1,077,980	61,340	1,139,320
	Installment loans	80,539	-	80,539	32,185	-	32,185
	Total Foreign	1,440,380	69,645	1,510,025	1,110,165	61,340	1,171,505
	Total E-Commerce	2,572,863	810,797	3,383,660	2,092,023	755,154	2,847,177

	Total number of consumer loans written and renewed	3,737,564	1,012,939	4,750,503	3,252,983	983,261	4,236,244

(a)	The disclosure regarding the amount and number of consumer loans written and renewed is statistical data that is not included in the Company’s financial statements.
(b)	Loans guaranteed by the Company represent loans originated by third-party lenders through the CSO programs.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
INCOME FROM OPERATIONS BY OPERATING SEGMENT
(dollars in thousands)

The following tables contain operating segment data for the three and nine months ended September 30, 2012 and 2011 (dollars in thousands).

Corporate operations primarily include corporate expenses, such as personnel, legal, occupancy, and other costs related to corporate service functions, such as executive oversight, insurance and risk management, public and government relations, internal audit, treasury, payroll, compliance and licensing, finance, accounting, tax and information systems (except for online lending systems, which are included in the e-commerce segment). Corporate income includes miscellaneous income not directly attributable to the Company’s segments. Corporate assets primarily include: corporate property and equipment, nonqualified savings plan assets, marketable securities, foreign exchange forward contracts and prepaid insurance.

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Total	Corporate	Consolidated

Three Months Ended September 30, 2012
Revenue
Pawn loan fees and service charges	$73,209	$3,291	$76,500	$-	$-	$-	$-	$76,500
Proceeds from disposition of merchandise	141,088	12,405	153,493	-	-	-	-	153,493
Consumer loan fees	31,445	-	31,445	89,342	84,307	173,649	-	205,094
Other	1,938	252	2,190	374	14	388	2,029	4,607
Total revenue	247,680	15,948	263,628	89,716	84,321	174,037	2,029	439,694
Cost of revenue
Disposed merchandise	96,315	10,603	106,918	-	-	-	-	106,918
Consumer loan loss provision	8,061	-	8,061	42,877	33,361	76,238	-	84,299
Total cost of revenue	104,376	10,603	114,979	42,877	33,361	76,238	-	191,217

Net revenue	143,304	5,345	148,649	46,839	50,960	97,799	2,029	248,477
Expenses
Operations and administration	84,874	14,205	99,079	33,397	31,051	64,448	17,688	181,215
Depreciation and amortization	7,808	12,264	20,072	3,037	342	3,379	3,623	27,074
Total expenses	92,682	26,469	119,151	36,434	31,393	67,827	21,311	208,289
Income (loss) from operations	$50,622	$(21,124)	$29,498	$10,405	$19,567	$29,972	$(19,282)	$40,188
As of September 30, 2012
Total assets	$993,598	$111,610	$1,105,208	$382,459	$174,665	$557,124	$130,075	$1,792,407
Goodwill			$388,965			$210,372		$599,337
	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Total	Corporate	Consolidated

Three Months Ended September 30, 2011
Revenue
Pawn loan fees and service charges	$69,025	$5,374	$74,399	$-	$-	$-	$-	$74,399
Proceeds from disposition of merchandise	144,820	13,065	157,885	1	-	1	-	157,886
Consumer loan fees	32,677	-	32,677	67,320	62,984	130,304	-	162,981
Other	2,521	16	2,537	49	294	343	158	3,038
Total revenue	249,043	18,455	267,498	67,370	63,278	130,648	158	398,304
Cost of revenue
Disposed merchandise	91,863	10,411	102,274	-	-	-	-	102,274
Consumer loan loss provision	7,513	-	7,513	25,472	27,591	53,063	-	60,576
Total cost of revenue	99,376	10,411	109,787	25,472	27,591	53,063	-	162,850
Net revenue	149,667	8,044	157,711	41,898	35,687	77,585	158	235,454
Expenses
Operations and administration	85,419	8,138	93,557	24,115	23,508	47,623	16,259	157,439
Depreciation and amortization	7,090	1,488	8,578	2,634	218	2,852	3,420	14,850
Total expenses	92,509	9,626	102,135	26,749	23,726	50,475	19,679	172,289
Income (loss) from operations	$57,158	$(1,582)	$55,576	$15,149	$11,961	$27,110	$(19,521)	$63,165
As of September 30, 2011
Total assets	$885,572	$121,326	$1,006,898	$323,699	$115,905	$439,604	$131,651	$1,578,153
Goodwill			$327,887			$210,282		$538,169

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
INCOME FROM OPERATIONS BY OPERATING SEGMENT
(in thousands)
	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Total	Corporate	Consolidated

Nine Months Ended September 30, 2012
Revenue
Pawn loan fees and service charges	$210,807	$10,643	$221,450	$-	$-	$-	$-	$221,450
Proceeds from disposition of merchandise	481,558	36,274	517,832	-	-	-	-	517,832
Consumer loan fees	89,396	-	89,396	232,268	236,992	469,260	-	558,656
Other	7,085	512	7,597	827	19	846	2,445	10,888
Total revenue	788,846	47,429	836,275	233,095	237,011	470,106	2,445	1,308,826
Cost of revenue
Disposed merchandise	318,788	32,090	350,878	-	-	-	-	350,878
Consumer loan loss provision	19,130	-	19,130	95,474	104,475	199,949	-	219,079
Total cost of revenue	337,918	32,090	370,008	95,474	104,475	199,949	-	569,957

Net revenue	450,928	15,339	466,267	137,621	132,536	270,157	2,445	738,869
Expenses
Operations and administration	264,337	30,221	294,558	82,986	85,552	168,538	52,464	515,560
Depreciation and amortization	22,454	14,513	36,967	8,376	905	9,281	10,634	56,882
Total expenses	286,791	44,734	331,525	91,362	86,457	177,819	63,098	572,442
Income (loss) from operations	$164,137	$(29,395)	$134,742	$46,259	$46,079	$92,338	$(60,653)	$166,427
	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Total	Corporate	Consolidated

Nine Months Ended September 30, 2011
Revenue
Pawn loan fees and service charges	$190,409	$15,725	$206,134	$-	$-	$-	$-	$206,134
Proceeds from disposition of merchandise	435,745	37,913	473,658	30	-	30	-	473,688
Consumer loan fees	85,832	-	85,832	181,243	151,447	332,690	-	418,522
Other	8,768	292	9,060	392	831	1,223	480	10,763
Total revenue	720,754	53,930	774,684	181,665	152,278	333,943	480	1,109,107
Cost of revenue
Disposed merchandise	270,692	31,757	302,449	23	-	23	-	302,472
Consumer loan loss provision	15,452	-	15,452	59,134	70,619	129,753	-	145,205
Total cost of revenue	286,144	31,757	317,901	59,157	70,619	129,776	-	447,677

Net revenue	434,610	22,173	456,783	122,508	81,659	204,167	480	661,430
Expenses
Operations and administration	249,752	25,335	275,087	62,482	58,999	121,481	49,045	445,613
Depreciation and amortization	19,359	4,459	23,818	7,956	618	8,574	7,208	39,600
Total expenses	269,111	29,794	298,905	70,438	59,617	130,055	56,253	485,213
Income (loss) from operations	$165,499	$(7,621)	$157,878	$52,070	$22,042	$74,112	$(55,773)	$176,217

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
LOCATION INFORMATION

Retail Services Segment

The following table sets forth the number of domestic and foreign Company-owned and franchised locations in the Company’s retail services segment offering pawn lending, consumer lending, and other services as of September 30, 2012 and 2011. The Company’s domestic retail services locations operate under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” “Cashland” and “Mr. Payroll.” The Company’s foreign retail services locations operate under the name “Prenda Fácil.”

	As of September 30,
	2012			2011
	Domestic(a)(b)	Foreign(a)	Total	Domestic(a)(b)	Foreign(a)	Total
Retail services locations offering:
Both pawn and consumer lending	577	-	577	571	-	571
Pawn lending only	155	160	315	125	186	311
Consumer lending only	83	-	83	86	-	86
Other (c)	99	-	99	115	-	115
Total retail services	914	160	1,074	897	186	1,083
(a)	Except as described in (c) below, includes locations that operate in 23 states in the United States as of both September 30, 2012 and 2011, respectively.
(b)	Includes unconsolidated franchised locations as follows: one location operating under the name “Cash America Pawn” as of September 30, 2012 and eight locations operating under the names “Cash America Pawn” and “SuperPawn” as of September 30, 2011.
(c)	As of September 30, 2012 and 2011, includes six and six consolidated Company-owned check cashing locations, respectively, and 93 and 109 unconsolidated franchised check cashing locations, respectively. As of September 30, 2012 and 2011, includes locations that operate in 15 and 18 states in the United States, respectively.

E-Commerce Segment

As of September 30, 2012 and 2011, the Company’s e-commerce segment operated in 32 states in the United States and in three other foreign countries.

  in the United States at http://www.cashnetusa.com and http://www.netcredit.com, in the United Kingdom at http://www.quickquid.co.uk and http://www.poundstopocket.co.uk, in Australia at http://www.dollarsdirect.com.au, and
  in Canada at http://www.dollarsdirect.ca.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE

Non-GAAP Disclosure

In addition to the financial information prepared in conformity with GAAP the Company provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of the Company’s operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of the Company’s GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of, its financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EARNINGS PER SHARE

Adjusted Earnings Per Share

In addition to reporting financial results in accordance with GAAP, the Company has provided adjusted earnings and adjusted earnings per share, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of the Company’s financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as adjusted earnings and adjusted earnings per share, to assess operating performance and that such measures may highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below, especially the adjustments for events that occurred during the three months ended September 30, 2012, such as the reorganization of the Mexico-based pawn operations and the withdrawal of the proposed initial public offering of the Company's wholly-owned subsidiary, Enova International, Inc. (the "proposed Enova IPO"), are useful to investors in order to allow them to compare the Company’s financial results for the quarter with the previous periods shown.

The following table provides a reconciliation between net income attributable to the Company and diluted earnings per share calculated in accordance with GAAP to adjusted earnings and adjusted earnings per share, respectively, which are shown net of tax (dollars in thousands, except per share data):

		Three Months Ended				Nine Months Ended
		September 30,				September 30,
		2012		2011		2012		2011
		$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share

	Net income attributable to Cash America International, Inc.	$11,703	$0.37	$34,777	$1.08	$82,990	$2.62	$98,136	$3.07

	Adjustments:
	Charges related to withdrawn Enova IPO(a)	1,941	0.06	-	-	2,461	0.08	-	-
	Charges related to Mexico Reorganization, net of noncontrolling interest(b)	18,456	0.59	-	-	18,456	0.58	-	-
	Subtotal	32,100	1.02	34,777	1.08	103,907	3.28	98,136	3.07
	Other adjustments:
	Intangible asset amortization	639	0.02	939	0.03	2,042	0.06	3,024	0.09
	Non-cash equity-based compensation	564	0.02	842	0.03	2,481	0.08	2,448	0.08
	Convertible debt non-cash interest and issuance cost amortization	601	0.02	559	0.02	1,766	0.06	1,650	0.05
	Foreign currency transaction (gain) loss	(58)	-	483	0.01	45	-	658	0.02
	Adjusted earnings	$33,846	$1.08	$37,600	$1.17	$110,241	$3.48	$105,916	$3.31

(a)

Represents charges directly related to the proposed Enova IPO that was withdrawn in July 2012. For the three months ended September 30, 2012, represents $3.1 million of charges, net tax benefit of $1.2 million. For the nine months ended September 30, 2012, represents $3.9 million of charges, net tax benefit of $1.2 million.

(b)

Represents charges related to the reorganization of the Company’s Mexico-based pawn operations. For the three and nine months ended September 30, 2012, represents $21.9 million of charges, net tax benefit of $1.2 million and noncontrolling interest of $2.2 million.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EBITDA

Adjusted EBITDA

The table below shows adjusted EBITDA, a non-GAAP measure that the Company defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, equity in earnings or loss of unconsolidated subsidiary, taxes and including the net income or loss attributable to noncontrolling interests. Management believes adjusted EBITDA is used by investors to analyze operating performance and evaluate the Company’s ability to incur and service debt and its capacity for making capital expenditures. Adjusted EBITDA is also useful to investors to help assess the Company’s liquidity and estimated enterprise value. The computation of adjusted EBITDA as presented below may differ from the computation of similarly-titled measures provided by other companies (dollars in thousands):

	Trailing 12 Months Ended
	September 30,
	2012	2011
Net income attributable to Cash America International, Inc.	$120,817	$132,841

Adjustments:
Depreciation and amortization expenses	71,431	52,172
Interest expense, net	28,182	24,078
Foreign currency transaction loss	279	1,421
Equity in loss of unconsolidated subsidiary	243	145
Provision for income taxes	90,570	79,401
Net loss attributable to the noncontrolling interest	(5,539)	(479)
Adjusted EBITDA	$305,983	$289,579

Adjusted EBITDA margin calculated as follows:
Total revenue	$1,782,783	$1,489,105
Adjusted EBITDA	305,983	289,579
Adjusted EBITDA as a percentage of total revenue	17.2%	19.4%

CONTACT:
Cash America International, Inc.
Thomas A. Bessant, Jr., 817-335-1100